Centaur Guernsey L.P. Inc.
List of Subsidiaries
September 24, 2012

Name                        Jurisdiction
KCI Medical Australia PTY Ltd             Australia
LifeCell Australia Pty Ltd                Australia
KCI Austria GmbH                 Austria
KCI Medical Belgium BVBA             Belgium
KCI Polymedics                     Belgium
KCI Brasil Importadora E Distribuidora         Brazil
De Produtos Para Saude Ltda
KCI Medical Canada Inc.                 Ontario, Canada
LifeCell Canada Inc.                 Canada
KCI APAC Holding Ltd                 Cayman Islands
KCI Medical Holdings Unlimited             Cayman Islands
KCI MS Unlimited                Cayman Islands
KCI Medical (China) Co., Ltd.             China
KCI Costa Rica S.A.                Costa Rica
Chiron Holdings, Inc.                Delaware
Chiron Topco, Inc.                Delaware
KCI Animal Health, LLC                Delaware
KCI Brazil Holdings LLC                Delaware
KCI Holding Company, Inc.             Delaware
KCI HomeCare, Inc.                Delaware
KCI Imports, Inc.                    Delaware
KCI International, Inc.                 Delaware
KCI Licensing, Inc.                 Delaware
KCI Real Holdings, L.L.C.             Delaware
KCI USA Real Holdings, L.L.C.             Delaware
KCI USA, Inc.                     Delaware
Kinetic Concepts, Inc.                Delaware
LifeCell Corporation                Delaware
Technimotion, LLC                Delaware
KCI Medical ApS                 Denmark
KCI Medical Middle East & Africa FZE        Dubai
Laboratoire KCI Médical                 France
KCI Medical Holding GmbH             Germany
KCI Medizinprodukte GmbH             Germany
KCI Hong Kong Holding Limited             Hong Kong
KCI Hungary Kft.                Hungary
KCI Medical India Private Limited            India
KCI Medical Limited                 Ireland
KCI Manufacturing                 Ireland
KCI Medical Resources                 Ireland
LifeCell Medical Resources Limited        Ireland
KCI Medical S.r.l.                 Italy
KCI KK                     Japan
Medical Holdings Limited             Malta
KCI Europe Holding B.V.                 The Netherlands
KCI Medical B.V.                 The Netherlands
KCI New Zealand Unlimited             New Zealand
KCI Medical AS                     Norway
KCI Panamá, S.A.                Panama
KCI Medical Puerto Rico, Inc.             Puerto Rico
KCI Medical Asia Pte. Ltd.             Singapore

KCI Medical South Africa (Proprietary) Limited    South Africa
KCI Clinic Spain, S.L.                 Spain
KCI Medical AB                     Sweden
KCI Medical GmbH                 Switzerland
KCI Properties Limited                Texas
KCI Real Property Limited             Texas
The Kinetic Concepts Foundation             Texas
KCI Tibbi Cihaz Ticaret Ithalat Ihracat Liited Sirket    Turkey
KCI Medical United Kingdom Limited         United Kingdom
KCI Medical Limited                 United Kingdom
KCI UK Holdings Limited             United Kingdom
KCI Medical Products (UK) Limited         United Kingdom
LifeCell EMEA Limited                United Kingdom